UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Cracker Barrel Old Country Store, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer
(615) 235-4432
Mark Harnett, MacKenzie Partners, Inc.
(212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications
(615) 443-9266
Ruth Pachman, Kekst and Company
(212) 521-4891

INSTITUTIONAL ANALYSTS PRAISE STRONG MOMENTUM AT CRACKER BARREL

SunTrust Issues Report, “Why Investors Should Vote with Management,”

Echoing Endorsement from ISS

Other Analysts Laud Cracker Barrel’s Management, Strategy and Progress

LEBANON, Tenn. (December 19, 2011) – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) said today that the Company is extremely pleased to be getting a strong vote of confidence from institutional analysts, who are praising Cracker Barrel’s strategy and momentum.

Analysts at SunTrust Robinson Humphrey issued a report on December 16, 2011, entitled “Why Investors Should Vote with Management,” recommending that Cracker Barrel shareholders vote FOR ALL of the Company’s nominees to the Board of Directors, and reject the election of Sardar Biglari. This recommendation echoes that of ISS, which advised shareholders to support the Company’s nominees to the Board by voting the WHITE card at the Company’s Annual Meeting tomorrow.

“What happens if Mr. Biglari wins?” asked SunTrust Robinson Humphrey in its report. “Mr. Biglari has not outlined a plan to improve CBRL’s competiveness, but we surmise there would be senior management turnover, which would likely pressure shares.”1

SunTrust also asked: “What is wrong with Mr. Biglari having a board seat?” Biglari Holdings, the firm wrote, “owns Steak ‘n Shake, a 489-unit family-dining chain that competes directly with Cracker Barrel. Mr. Biglari argues other restaurant executives serve on multiple boards, but these are not CEOs of direct competitors and these occurrences are also wrong, in our opinion.”

[1]	Permission to use quotes in this press release was neither sought nor obtained.

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Institutional Analysts Praise Strong Momentum at Cracker Barrel

December 19, 2011

Here’s a sampling of other recent analyst commentary:

•

Wells Fargo Securities (Dec. 13, 2011): “We were encouraged by CBRL’s pre-release of November comparable sales results on December 1, with sales continuing to show sequential monthly improvement and having now shifted in positive territory. We were particularly pleased with the solid comp growth at retail as we enter the key holiday sales period.”

•

Morgan Keegan (Nov. 29, 2011): “Cochran has challenged her team to improve its operating performance in the face of both stiff industry competition and higher commodity inflation which is projected to hit 5.5-6.5% this fiscal year. We believe this past quarter demonstrated encouraging progress, as both sales and traffic improved through Q1 and EPS handily beating previous Street and MK projections.”

•	KeyBanc Capital Markets (Nov. 22, 2011): “We remain very positive on our view into the 2H of FY12.”

•

Miller Tabak + Co. (Nov. 21, 2011): “We expect CBRL shares to outperform peers based on the news of improving November sales trends. We think the nascent turnaround should be a vote of confidence in new CEO Sandra Cochran, as we argue the first fruits of CBRL’s turnaround plan outlined on the September earnings call now are beginning to bear fruit.”

ISS, the leading proxy advisory service, has already rendered its verdict: “In aggregate, the company’s key performance trends, careful executive succession process, and current board renewal efforts strongly suggest that the dissident’s arguments are poorly-founded, and that there is not a compelling need for shareholders to effect board change at this time. Shareholders should vote FOR the management slate of nominees on the WHITE card.”

Unlike other proxy advisory firms, ISS directly engages with management teams and dissidents, providing the opportunity for ISS to meet and listen to their respective views, and better assess the credibility of their arguments. The Company believes that the Glass Lewis analysis, which did not have the benefit of direct company insight, lacks substantiation, and does not properly consider the ongoing progress Cracker Barrel has made under new leadership.

Cracker Barrel urges shareholders to vote the WHITE card they have received from the Company and to vote FOR ALL eleven of the Company’s nominees to its Board of Directors. In order to insure that their vote is received in time, shareholders are urged to vote by telephone or on the Internet by following the instructions on the Company’s WHITE card. Cracker Barrel urges shareholders NOT to sign or vote following the instructions on any gold proxy card sent to them by Sardar Biglari. Even a withhold vote for Biglari on a gold proxy card will cancel any previous proxy submitted by shareholders that voted FOR ALL the Company’s nominees.

If shareholders have any questions or require assistance with voting their WHITE proxy card, they can contact MacKenzie Partners, Inc., toll-free, at (800) 322-2885.

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Institutional Analysts Praise Strong Momentum at Cracker Barrel

December 19, 2011

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 608 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. — 10 p.m., and Friday and Saturday, 6 a.m. -11 p.m. For more information, visit: crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2011 Annual Meeting. On November 8, 2011, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

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